Exhibit 99.1

 Highpower International Reports Unaudited First Quarter 2019 Financial Results

SAN DIEGO, CALIFORNIA and SHENZHEN, China, May 13, 2019 /PRNewswire/ -- Highpower International, Inc. (NASDAQ: HPJ) ("Highpower" or the "Company"), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced its financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights (all results compared to prior year period)

•	Net sales for the first quarter of 2019 increased 16.7% to $58.1 million from $49.8 million.
•	Lithium business net sales increased 16.8% to $42.7 million from $36.6 million.
•	Gross margin increased to 21.8% of net sales compared to 15.2%.
•	Net income attributable to the Company was $0.3 million, or earnings of $0.02 per diluted share, compared to net loss attributable to the Company of $1.1 million, or loss of $0.07 per diluted share.

Mr. George Pan, Chairman and CEO of Highpower International, commented, “Our first quarter results show a good start to 2019. Top line performance beat our guidance in RMB terms, driven by continued growth in our battery solutions businesses. We also continued to optimize our product mix and improve labor efficiency, which successfully increased our margins, which also exceeded our expectations.”

“We believe that raw material prices will stabilize in 2019. However, potential trade conflicts may place downward pressure on the broader global economic environment, creating uncertainties to our business. To offset these effects, we intend to adapt to market forces and remain focused on executing our strategy while ensuring that we have the talent, technology, and capacity necessary to continue our growth. We remain dedicated to sustainable long-term growth and to providing clean, safe, and efficient power solutions to meet society’s needs,” Mr. Pan concluded.

First Quarter 2019 Financial Results

Net Sales

Net sales for the first quarter of 2019 increased 16.7% to $58.1 million from $49.8 million in the prior year period. The Company’s lithium segment grew 16.8% year over year, and the NiMH batteries and accessories segment grew 16.7% year over year.

Gross Profit

Gross profit for the first quarter of 2019 increased 67.3% to $12.7 million from $7.6 million in the prior year period. Gross margin was 21.8% compared to 15.2% in the prior year period.

Operating Expenses

•	Research and development (R&D) expenses were $3.0 million compared to $2.6 million in the prior year period. As a percentage of net sales, R&D expenses remained steady at 5.1% from the prior year period.

•	Selling and distribution expenses were $2.8 million compared to $2.0 million in the prior year period. As a percentage of net sales, selling and distribution expenses increased to 4.8% from 4.0% in the prior year period. The increase was mainly driven by expanded business scale, including marketing expenses for more brand customers.

•	General and administrative expenses were $4.8 million compared to $4.1 million in the prior year period. As a percentage of net sales, general and administrative expenses remained at 8.3% from the prior year period.

Net Income

Net income attributable to the Company for the first quarter of 2019 was $0.3 million compared to a net loss of $1.1 million in the prior year period. Net income attributable to the Company per diluted share for the first quarter of 2019 was $0.02 compared to a net loss attributable to the Company per diluted share of $0.07 in the prior year period.

For the quarter ended March 31, 2019, the Company's weighted average diluted shares outstanding used in computing diluted share was 15,604,907.

EBITDA

EBITDA for the first quarter of 2019 increased 374.6% to $2.8 million from $0.6 million in the prior year period.

A table reconciling EBITDA, a non-GAAP financial measure, to the appropriate GAAP measure is included with the Company's financial information below.

Balance Sheet Highlights
	March 31,	December 31,
($ in millions, except per share data)	2019	2018
	(Unaudited)
	$	$
Cash	24.2	24.9
Total Current Assets	194.9	215.0
Total Assets	284.1	288.1

Total Current Liabilities	201.1	210.8
Total Liabilities	204.6	210.8
Total Equity	79.5	77.3
Total Liabilities and Equity	284.1	288.1
Book Value Per Share	5.10	4.97

Financial Outlook

For the second quarter of 2019, the Company expects net revenues to grow over 20% year over year. Gross margin is expected to be similar or slightly lower than that of the first quarter of 2019.

Conference Call Details

The Company will hold a conference call on Monday, May 13, 2019, at 10:00 am Eastern Time, or 10:00 pm Beijing Time, to discuss the financial results. Participants may access the call by dialing the following numbers:

United States: 877-407-3108

International: 201-493-6797

To listen to the live webcast, please go to www.highpowertech.com and click on the conference call link, or go to https://78449.themediaframe.com/dataconf/productusers/hpj/mediaframe/30366/indexl.html. This webcast will be archived and accessible through the Company's website for approximately 30 days following the call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower's target customers are Fortune 500 companies and top 20 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes this non-GAAP measure is useful to investors as it provides a basis for evaluating the Company's operating results in the ordinary course of its operations. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. EBITDA are reconciled in the tables below to the most directly comparable measure as reported in accordance with GAAP.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. Such forward-looking statements include outlook on net revenues and gross margins, business and financial expectations and anticipated growth during 2019. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation; inability to successfully expand our production capacity and improve production efficiency; fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for smart wearable devices and energy storage systems, and other digital products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery solutions, including our lithium ion batteries; impact of trade relations between China and the U.S. and other countries where we sell our products; unexpected fluctuations in exchange rates and our ability to successfully manage hedging; our ability to continue R&D development to keep up with technological changes, and adverse changes in legal, regulatory and economic factors generally. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report for the year ended December 31, 2018 on Form 10-K and other public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Sunny Pan

Chief Financial Officer

Tel: +86-755-8968-6521

Email: ir@highpowertech.com

Yuanmei Ma

Investor Relations Manager

Tel: +1-909-214-2482

Email: yuanmei@highpowertech.com

ICR, Inc.

Rose Zu

Tel: +1-646-931-0303

Email: ir@highpowertech.com

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash	24,167,300	24,916,484
Restricted cash	39,562,823	44,495,633
Accounts receivable, net	59,037,769	77,279,817
Amount due from a related party	61,131	477,663
Notes receivable	4,375,399	256,712
Advances to suppliers	926,624	2,292,843
Prepayments and other receivables	8,282,896	10,457,789
Inventories	58,456,282	54,790,461

Total Current Assets	194,870,224	214,967,402

Property, plant and equipment, net	68,148,472	56,523,177
Long-term prepayments	1,949,214	2,617,419
Land use right, net	2,476,691	2,445,751
Other assets	635,015	643,128
Deferred tax assets, net	983,879	865,370
Long-term investments	9,768,087	9,993,852
Right-of-use assets	5,272,558	-

TOTAL ASSETS	284,104,140	288,056,099

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	68,943,619	66,486,690
Deferred government grants	473,111	464,206
Short-term loans	17,749,981	24,856,744
Non-financial institution borrowing	-	8,761,426
Notes payable	75,053,041	73,607,284
Foreign exchange derivative liabilities	2,240	521,509
Amount due to related parties	9,011,760	6,116,851
Other payables and accrued liabilities	23,733,687	25,860,703
Income taxes payable	4,246,421	4,124,719
Lease liabilities, current	1,866,177	-

Total Current Liabilities	201,080,037	210,800,132

Lease liabilities, non current	3,550,051	-

TOTAL LIABILITIES	204,630,088	210,800,132

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,567,953 shares issued and outstanding at March 31, 2019 and 15,559,658 at December 31, 2018, respectively)	1,557	1,556
Additional paid-in capital	14,067,883	13,863,282
Statutory and other reserves	8,012,052	8,012,052
Retained earnings	56,481,633	56,173,912
Accumulated other comprehensive income (loss)	910,927	(794,835)

TOTAL EQUITY	79,474,052	77,255,967

TOTAL LIABILITIES AND EQUITY	284,104,140	288,056,099

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars)

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$

Net sales	58,113,480	49,783,453
Cost of sales	(45,452,951)	(42,217,126)
Gross profit	12,660,529	7,566,327

Research and development expenses	(2,986,709)	(2,561,837)
Selling and distribution expenses	(2,792,862)	(1,975,096)
General and administrative expenses	(4,823,489)	(4,114,810)
Foreign currency transaction loss	(1,250,895)	(1,014,693)
Total operating expenses	(11,853,955)	(9,666,436)

Income (loss) from operations	806,574	(2,100,109)

Changes in fair value of foreign exchange derivatives	387,100	703,715
Government grants	221,435	329,820
Other income	66,698	23,561
Equity in (loss) earnings of investee	(418,204)	156,250
Interest expenses	(470,423)	(241,852)
Income (loss) before income taxes	593,180	(1,128,615)

Income taxes (expense) benefit	(285,459)	9,679
Net income (loss)	307,721	(1,118,936)

Comprehensive income
Net income (loss)	307,721	(1,118,936)
Foreign currency translation gain	1,705,762	2,836,556
Comprehensive income	2,013,483	1,717,620

Earnings (loss) per share of common stock attributable to the Company
- Basic	0.02	(0.07)
- Diluted	0.02	(0.07)

Weighted average number of common stock outstanding
- Basic	15,566,478	15,509,658
- Diluted	15,604,907	15,509,658

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income (loss)	307,721	(1,118,936)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,729,440	1,475,228
Bad debt expense	89,427	18,524
Loss on disposal of property, plant and equipment	-	21,805
Deferred taxes	(102,366)	(356,616)
Changes in fair value of foreign exchange derivatives	(387,100)	(414,042)
Equity in loss (earnings) of investee	418,204	(156,250)
Share based compensation	204,602	241,421
Changes in operating assets and liabilities:
Accounts receivable	18,954,393	3,713,692
Notes receivable	(4,120,877)	2,622,925
Advances to suppliers	1,412,642	(236,789)
Prepayments and other receivables	2,379,960	(601,315)
Amount due from a related party	426,432	285,657
Amount due to related parties	113,794	-
Inventories	(2,626,489)	(10,779,233)
Accounts payable	(6,016,313)	(1,377,447)
Deferred government grants	-	475,783
Other payables and accrued liabilities	(2,287,547)	665,379
Income taxes payable	57,542	19,371
Net cash flows provided by (used in) operating activities	10,553,465	(5,500,843)

Cash flows from investing activities
Acquisitions of plant and equipment	(4,336,823)	(1,553,979)
Payment for long-term investment	(313,073)	(317,188)
Net cash flows used in investing activities	(4,649,896)	(1,871,167)

Cash flows from financing activities
Proceeds from short-term bank loans	5,963,296	14,427,164
Repayments of short-term bank loans	(13,560,014)	-
Proceeds from a related party	2,981,648	-
Repayments of non-financial institution borrowing	(8,944,944)	-
Proceeds from notes payable	30,205,286	28,429,600
Repayments of notes payable	(30,171,519)	(26,488,407)
Payment of derivative instruments	(143,089)	-
Net cash flows (used in) provided by financing activities	(13,669,336)	16,368,357
Effect of foreign currency translation on cash	2,083,773	2,046,039
Net (decrease) increase in cash and restricted cash	(5,681,994)	11,042,386
Cash and restricted cash- beginning of year	69,412,117	40,456,117
Cash and restricted cash- end of year	63,730,123	51,498,503

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	330,283	327,565
Interest expenses	863,923	114,588
Non-cash investing and financing activities:
Purchase of property and equipment financed by accounts payables	7,203,680	-
Reconciliation of cash and restricted cash:
Cash	24,167,300	18,859,355
Restricted cash	39,562,823	32,639,148
Total cash and restricted cash shown in the condensed consolidated statements of cash flows	63,730,123	51,498,503

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Net income (loss) attributable to the Company	307,721	(1,118,936)

Interest expenses	470,423	241,852
Income taxes expenses (benefit)	285,459	(9,679)
Depreciation and amortization	1,729,440	1,475,228

EBITDA	2,793,043	588,465